UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2018

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Broadway, 19th Floor

New York, NY 10006

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Annual Meeting”) of the Company was held on December 28, 2018 at 10am China time. At the Annual Meeting, the shareholders voted on the following proposals and cast their votes as described below.

Proposal 1. Holders of the Company’s Common Stock and Series A Preferred Stock, voting together as a single class, elected nine directors to the Company’s Board of Directors to hold office for a one-year term until the annual meeting of shareholders in 2019 and until their successors are re-elected and qualified. The votes for each of the nominees were as follows:

	For	Withheld	Abstained	Broker Non-Votes
Alfred Poor	63,033,097	179,817	-	0
Shane McMahon	62,758,185	454,729	-	0
Chao Yang	63,112,794	100,120	-	0
James Cassano	63,128,684	84,230	-	0
Jerry Fan	63,127,013	14,458	-	0
Jin Shi	62,720,550	492,364	-	0
Kang Zhao	63,122,013	90,878	-	0
Richard Frankel	63,071,488	141,426	-	0
Brett McGonegal	2,152,233	61,060,681	-	0

Proposal 2. Shareholders ratified the selection of BF Borgers CPA PC as independent registered public accounting firm for the fiscal year ending December 31, 2018. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
63,041,982	162,513	8,419	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEANOMICS, INC.

Date: January 3, 2019	By:	/s/ Alfred Poor
Alfred Poor
President and Chief Operating Officer

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